Park National Corporation P A R K N A T I O N A L C O R P O R A T I O N

Safe Harbor Statement P A R K N A T I O N A L C O R P O R A T I O N 2 This presentation contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward- looking statements are based on management’s expectations and are subject to a number of risks and uncertainties, including those described in Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by our filings with the SEC. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: (1) Park's ability to execute our business plan successfully and within the expected timeframe; (2) adverse changes in future economic and financial market conditions; (3) adverse changes in real estate values and liquidity in our primary market areas; (4) the financial health of our commercial borrowers; (5) adverse changes in federal, state and local governmental law and policy, including the regulatory landscape, capital markets, elevated government debt, potential changes in tax legislation, government shutdown, infrastructure spending and social programs; (6) changes in consumer spending, borrowing and saving habits; (7) our litigation and regulatory compliance exposure; (8) increased credit risk and higher credit losses resulting from loan concentrations; (9) competitive pressures among financial services organizations; (10) changes in accounting policies and practices as may be adopted by regulatory agencies; (11) Park's assumptions and estimates used in applying critical accounting policies and modeling which may prove unreliable, inaccurate or not predictive of actual results; (12) Park's ability to anticipate and respond to technological changes and Park's reliance on, and the potential failure of, a number of third-party vendors to perform as expected; (13) failures in or breaches of Park's operational or security systems or infrastructure, or those of our third-party vendors and other service providers; (14) negative impacts on financial markets and the economy of any changes in the credit ratings of the U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the levels of U.S., European and Asian government debt and concerns regarding the growth rates and financial stability of certain sovereign governments, supranationals and financial institutions in Europe and Asia; (15) effects of a fall in stock market prices on Park's asset and wealth management businesses; (16) continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; (17) the impact on Park's business, personnel, facilities or systems of losses related to acts of fraud, scams and schemes of third parties; (18) the impact of widespread natural and other disasters, pandemics, dislocations, regional or national protests and civil unrest (including any resulting branch closures or damages), military or terrorist activities or international hostilities on the economy and financial markets generally and on us or our counterparties specifically; (19) the potential further deterioration of the U.S. economy due to financial, political, or other shocks; (20) the effect of healthcare laws in the U.S. and potential changes for such laws that may increase our healthcare and other costs and negatively impact our operations and financial results; (21) the impact of larger or similar-sized financial institutions encountering problems that may adversely affect the banking industry; and (22) other risk factors relating to the financial services industry.

Disclaimer Non-GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Management believes that the disclosure of these “non-GAAP” financial measures presents additional information which, when read in conjunction with Park’s consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park’s operating performance, ensures comparability of operating performance from period to period, and facilitates comparisons with the performance of Park’s peer financial holding companies, while eliminating certain non-operational effects of acquisitions. Additionally, Park believes this financial information is utilized by regulators and market analysts to evaluate a company’s financial condition, and therefore, such information is useful to investors. The non-GAAP financial measures should not be viewed as substitutes for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation from the most directly comparable GAAP financial measures to the non-GAAP financial measures used in this presentation is provided on pages 35 and 36 of this presentation. P A R K N A T I O N A L C O R P O R A T I O N 3

P A R K N A T I O N A L C O R P O R A T I O N Overview of Park National Corporation

Overview of Park National Corporation

Company Overview

- Park's bank subsidiary, The Park National Bank, is headquartered in Newark, Ohio and was founded in 1908.
- $9.9 billion of total assets and $8.8 billion of assets under management(1) at September 30, 2024.
- Park common shares are publicly traded under the symbol "PRK" on NYSE American.
- Diversified revenue base with approximately 23.7% non-interest income to operating revenue(5) ratio for the nine months ended September 30, 2024.
- Diversified loan portfolio funded with customer deposits.
- Below average historical net charge-offs relative to Proxy Peer Group.
- Low-cost funding profile supports durable net interest margin and extended trend of stable operating results.
- At June 30, 2024, Park's average deposit market share was approximately 34% in Park's six largest county markets in Ohio.



	At or Year to Date		
$ in millions	12/31/2022	12/31/2023	9/30/2024
Total Assets	$ 9,855	$ 9,837	$ 9,903
Total Loans (Gross)	7,142	7,476	7,731
Total Deposits	8,235	8,043	8,215
Total Shareholders' Equity	1,069	1,145	1,239
Total Equity / Total Assets	10.85%	11.64%	12.52%
TE / TA (2) (5)	9.33%	10.14%	11.05%
ACL / Loans (5)	1.20%	1.12%	1.13%
NPAs / Total Assets (3) (5)	0.82%	0.62%	0.70%
Net Interest Margin (4) (7)	3.80%	4.11%	4.37%
ROAA (5) (7)	1.48%	1.27%	1.53%
Return on Average Equity (7)	13.78%	11.55%	12.77%
ROATE (2) (5) (6) (7)	16.29%	13.60%	14.82%

(1) Market value of assets under management.
(2) See "Reconciliation of Non-GAAP Financial Measures" shown on pages 35 and 36.
(3) NPAs exclude accruing troubled debt restructuring loans and loans 90+ days past due.
(4) Net interest margin shown on a fully taxable equivalent basis assuming a 21% corporate federal income tax rate.
(5) Definitions: TE – Tangible Equity; TA – Tangible Assets; ACL – Allowance for Credit Losses; NPA – Non-Performing Assets, ROAA – Return on Average Assets; ROATE – Return on Average Tangible Equity; Operating Revenue = Non-Interest Income + Net Interest Income
(6) For the purpose of calculating the annualized return on average tangible equity, a non-U.S. GAAP financial measure, net income for each period is divided by average tangible equity during the period.
(7) Ratios presented YTD through September 30, 2024 are shown on an annualized basis.
Note: Financial data as of September 30, 2024 unless otherwise noted; Source: S&P Global Market Intelligence.

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PARK NATIONAL CORPORATION

Attractive Geographic Footprint P A R K N A T I O N A L C O R P O R A T I O N 6 Ohio North Carolina South CarolinaKentucky Region Deposits Trust AUM(1) Full-Time(2) Employees Counties Served Offices Western Ohio $1.63B $1.49B 166 6 20 Northern Ohio $1.90B $1.47B 210 7 22 Metro $934M $1.25B 204 7 13 Central Ohio $2.09B $3.65B 179 4 15 Eastern Ohio $870M $892M 89 4 9 Carolina $637M $68M 82 6 7 Overview • Distinct operating regions provide for attractive mix of customers and demographic opportunities. • Park entered several new geographic markets in the last 5 years via acquisitions and de novo branch openings. • These new markets have strong population growth and low rates of unemployment(3). • Combined with Park’s solid deposit franchise, these expansion markets present a promising opportunity for customer and revenue growth. August 2024 Unemployment Rate (%)(3) (1) Market value of assets under management. (2) Full-time employees do not include 796 full-time employees at Park’s operational support centers. (3) Source: Bureau of Labor Statistics; National unemployment data as of August 31, 2024. Note: Financial data as of September 30, 2024 unless otherwise noted. 3.5% 4.3% 4.2% 4.0% 4.5% 4.2% ASHEVILLE, NC CHARLOTTE, NC CINCINNATI, OH COLUMBUS, OH LOUISVILLE, KY USA

Senior Management P A R K N A T I O N A L C O R P O R A T I O N 7 David L. Trautman – Chairman of the Board and CEO – Age: 63 (41 years with Park) • Chairman of the Board since May 2019 and CEO since January 2014 of Park and Park National Bank. • President of Park and Park National Bank from January 2005 through April 2019. • President of First-Knox National Bank, a division of Park National Bank, from 1997 through 2002, and its Chairman of the Board from 2001 to 2006. • Holds an MBA with honors from The Ohio State University. • Earned a B.A. from Duke University and joined Park immediately following graduation. Matthew R. Miller – President – Age: 46 (15 years with Park) • President of Park and Park National Bank since May 2019. • Executive Vice President of Park and Park National Bank from April 2017 through April 2019. • Chief Accounting Officer of Park and Park National Bank from December 2012 through March 2017. • Vice President of Accounting at Park National Bank from March 2009 through December 2012. • Prior to joining Park, worked for eight years at Deloitte LLP, serving clients in the financial services industry. • Earned a B.A. in accounting, graduating summa cum laude, from University of Akron.

Senior Management (continued) P A R K N A T I O N A L C O R P O R A T I O N 8 Brady T. Burt – Chief Financial Officer – Age: 52 (17 years with Park) • Chief Financial Officer of Park and Park National Bank since December 2012. • Chief Accounting Officer of Park and Park National Bank from April 2007 to December 2012. • Worked at Vail Banks, Inc. in various capacities from 2002 to 2006, including as CFO. • Earned a B.S. in accounting from Miami University. • Member of Board of Directors of Federal Home Loan Bank of Cincinnati, serving on each of the Audit Committee (which he has chaired since January 1, 2021) and the Risk Committee. • Member of Board of Trustees of Central Ohio Technical College since October 2024.

Experienced Management Team • Park National Bank’s management team consists of leaders with deep market knowledge. • The management team averages 26 years of banking experience. • The average team tenure with Park National Bank is approximately 19 years. P A R K N A T I O N A L C O R P O R A T I O N 9 Name Position Age Years with PNB Years in Industry Todd M. Bogdan Chief Operations Officer 56 8 36 Adrienne M. Brokaw Chief Auditor 56 11 25 Bryan M. Campolo Chief Credit Officer 40 18 18 Thomas M. Cummiskey Chief Trust & Investments Officer 55 25 27 Malory Dcosta Chief Information Officer 51 2 21 Mark H. Miller Corporate Services Director 42 8 8 Cheryl L. Snyder Chief Retail Lending Officer 68 45 47 Laura F. Tussing Chief Banking Officer/Regional Banking Director 43 20 20 Jeffrey A. Wilson Chief Risk Officer 58 20 28

Community Banking Regions

- Strong history of operating in Park's regional bank model.
- Moved to one brand, Park National Bank, in 2019 while maintaining local market leadership and advisory boards.
- To better align its branch network with banking trends, Park National Bank consolidated 23 branch offices (approximately 20% of then existing) in 2020.
  - Proximity to other branches and few competitors in impacted markets reduced the risk of attrition.
  - Below average transaction volume at impacted branches.
- On October 23, 2023, Park announced the consolidation of 12 branch offices, 3 relocations and 2 new market locations, all of which are in Ohio.
- Park continues to analyze its remaining branch network (geography, demographics, transaction volume, etc.) to identify sensible branch optimization opportunities.
- Separate presidents and advisory boards, consisting of leaders with deep local market knowledge.
  - Regional leadership team averages approximately 28 years of banking experience and 18 years of leadership tenure with Park.

Name	Position	Age	Years with PNB	Years in Industry
John A. Brown	President - Western Ohio Region	55	33	33
Bryant W. Fox	Market President - Cincinnati	36	11	11
Chris R. Hiner	President - Northern Ohio Region & Director of Home Lending	41	18	18
W. Andrew Holden	Market President - Louisville	49	6	28
Tim J. Ignasher	Market President - Charlotte	63	7	33
John D. Kimberly	President - Carolina Region	60	17	38
Patrick L. Nash	President - Eastern Ohio Region	60	37	37
Laura F. Tussing	President - Central Ohio Region	43	20	20
Brady E. Waltz	Market President - Columbus	53	17	31

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PARK NATIONAL CORPORATION

Preparation to Cross $10 Billion in Assets

- Since Q3 2020, Park has been strategically managing the balance sheet size to stay under $10 billion in assets[1] using one-way sell deposits and other balance sheet strategies.
- In Q3 2022, Park engaged Promontory (third-party professional services firm) to assess Park's preparedness as it relates to regulatory expectations that typically present themselves when banks cross $10 billion in assets.
- From Q3 2022 to present, Park continues to invest in people, processes and technology to better prepare for the enhanced regulatory expectations.
- Park believes that it is well positioned for increased regulatory expectations in the event assets exceed $10 billion, whether by acquisition, merger or organically.

(1) Park crossed $10 billion in assets two times since then, once on September 30, 2021, and again on September 30, 2023.

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PARK NATIONAL CORPORATION

Park M&A Strategy Two-prong strategy guidelines: 1. Traditional M&A • Strong franchise, good reputation and asset quality • Competitive market share • Continuity of management and leadership • Traditional community bank structure • Sticky, low-cost core deposits • Disciplined approach to pricing and diligence 2. Metro Strategy • Certain attractive markets in the Midwest, Southeast, and Mid-Atlantic regions • De novo branching – mirror successful Columbus, Ohio and Louisville, Kentucky de novo offices • Partner with banks that have the following characteristics: • Consistent loan growth • Acceptable asset quality • Existing trust and wealth management business, or the potential to grow the business in those areas • Commercial focus with potential to grow consumer • Proven leadership team P A R K N A T I O N A L C O R P O R A T I O N 12

P A R K N A T I O N A L C O R P O R A T I O N Financial Summary

2024 Third Quarter Highlights P A R K N A T I O N A L C O R P O R A T I O N 14 • Park’s Consolidated Capital Ratios at September 30, 2024: – Total Shareholders’ Equity to Total Assets of 12.52% – Tangible Common Equity to Tangible Assets of 11.05%(1) – Leverage Ratio of 11.43% – Total Risk-Based Capital Ratio of 16.50% • Book value per common share grew from $73.27 at June 30, 2024 to $76.74 at September 30, 2024. • Tangible book value per common share(1) grew from $63.14 at June 30, 2024 to $66.62 at September 30, 2024. • Net income was reported at $39.4 million for Q2 2024 compared to $38.2 million for Q3 2024. • Pre-tax, pre-provision net income (“PTPP”)(1) grew from $51.4 million for Q2 2024 to $52.0 million for Q3 2024. • Provision for credit losses for Q2 2024 of $3.1 million compared to a provision for credit losses of $5.3 million for Q3 2024. • Loans grew from $7.66 billion at June 30, 2024 to $7.73 billion at September 30, 2024. • ACL / Loans remained unchanged at 1.13% for both June 30, 2024 and September 30, 2024. Park Performance Summary (1) (1) See “Reconciliation of Non-GAAP Financial Measures” shown on pages 35 and 36.

Steady Balance Sheet Growth P A R K N A T I O N A L C O R P O R A T I O N 15 Total Assets Total Loans (excluding PPP) (1) Total Deposits (2) Total Shareholders’ Equity (Dollars in millions) (Dollars in millions) (Dollars in millions) (Dollars in millions) (1) Excludes PPP loans of $1MM, $2MM, $4MM, $74MM and $332MM at end of 2024Q3, 2023Y, 2022Y, 2021Y and 2020Y, respectively. (2) Excludes off balance sheet deposits of $0MM, $1MM, $196MM, $983MM, and $710MM at end of 2024Q3, 2023Y, 2022Y, 2021Y and 2020Y, respectively. (3) CAGR = Compound annual growth rate, a calculation of annual growth that considers compounding balances. $9,279 $9,560 $9,855 $9,837 $9,903 2020Y 2021Y 2022Y 2023Y 2024Q3 $6,846 $6,797 $7,138 $7,474 $7,730 2020Y 2021Y 2022Y 2023Y 2024Q3 $7,572 $7,905 $8,235 $8,043 $8,215 2020Y 2021Y 2022Y 2023Y 2024Q3 $1,040 $1,111 $1,069 $1,145 $1,239 2020Y 2021Y 2022Y 2023Y 2024Q3 CAGR(3) 3.3% CAGR(3) 2.2% CAGR(3) 4.8%

Efficiency Ratio & Non-Int. Exp. / Avg. Assets(1) Strong Earnings P A R K N A T I O N A L C O R P O R A T I O N 16 (Dollars in millions) Net Income, ROAA & ROATE(1) Non-Interest Income / Operating Revenue Pre-Tax, Pre-Provision Net Income / Avg. Assets(1) (1) See Reconciliation of Non-GAAP Financial Measures shown on pages 35 and 36. (Dollars in millions) (Dollars in millions) $153.9$153.9 62.8% 61.3% 61.2% 65.9% 61.4% 3.10% 2.88% 2.97% 3.11% 3.22% 2020Y 2021Y 2022Y 2023Y 2024 YTD Efficiency Ratio Non-Int. Exp. / Avg. Assets $127.9 $153.9 $148.4 $126.7 $112.8 1.4% 1.6% 1.5% 1.3% 1.5% 15.3% 17.2% 16.3% 13.6% 14.8% – $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 2020Y 2021Y 2022Y 2023Y 2024Q3 – 4.0% 8.0% 12.0% 16.0% 20.0% Net Income ROAA ROATE $166.7 $176.3 $185.0 $156.5 $148.0 1.80% 1.79% 1.84% 1.57% 2.00% – $20 .0 $40 .0 $60 .0 $80 .0 $10 0.0 $12 0.0 $14 0.0 $16 0.0 $18 0.0 $20 0.0 1.0 0% 1.2 0% 1.4 0% 1.6 0% 1.8 0% 2.0 0% 2.2 0% 2020Y 2021Y 2022Y 2023Y 2024Q3 PPNR PPNR/Avg. Assets $125.7 $129.9 $135.9 $92.6 $91.5 $327.6 $329.9 $347.1 $373.1 $294.6 27.7% 28.3% 28.1% 19.9% 23.7% 2020Y 2021Y 2022Y 2023Y 2024Q3 Net Interest Income Non-Interest Income Non-Interest Income / Op. Rev.

Stable Net Interest Margin P A R K N A T I O N A L C O R P O R A T I O N 17 Overview • Net interest margin has held steady due to stable asset yields and solid core deposits. Net Interest Income and Net Interest Margin(1) Asset Yields, Liability Costs, and Net Interest Margin(1) (Dollars in millions) (1) Net interest margin shown on an annualized, fully taxable equivalent basis assuming a 21% corporate federal income tax rate. See “Reconciliation of Non-GAAP Financial Measures” shown on pages 35 and 36. $94.3 $95.1 $95.6 $97.8 $101.1 4.12% 4.17% 4.28% 4.39% 4.45% 2023Q3 2023Q4 2024Q1 2024Q2 2024Q3 Net Interest Income Net Interest Margin 5.27% 5.48% 5.66% 5.78% 5.88% 4.12% 4.17% 4.28% 4.39% 4.45% 1.76% 2.01% 2.08% 2.10% 2.15% 1.63% 1.84% 1.94% 1.99% 2.06% 2023Q3 2023Q4 2024Q1 2024Q2 2024Q3 Interest Earning Asset Yield (%) Net Interest Margin (%) Interest Bearing Liability Cost (%) Interest Bearing Deposit Cost (%)

Diverse Fee Income P A R K N A T I O N A L C O R P O R A T I O N 18 Overview • The business lines responsible for generating the majority of fee income are trust and wealth management, mortgage banking, and retail banking (interchange fees). • Diversified revenue base with approximately 23.7% non-interest income to operating revenue ratio for the nine-month period ended September 30, 2024. • Anchored by wealth management business line, at September 30, 2024 had aggregate assets under management of $8.8 billion(1). Sources of Non-Interest Income 2024 Non-Interest Income / Operating Revenue (1) Market value of assets under management. (2) Fluctuations driven heavily by increased mortgage fees in 2020 and 2021 due to increased mortgage originations. Also by $12MM of OREO valuation markups and $5.6MM of OREO gains in 2022 related to Vision Bank. Note: Financial data as of September 30, 2024 unless otherwise noted. (Dollars in millions) $125.7 $129.9 $135.9 $92.6 $91.5 $327.6 $329.9 $347.1 $373.1 $294.6 27.7% 28.3% 28.1% 19.9% 23.7% 2020Y 2021Y 2022Y 2023Y 2024Q3 Net Interest Income Non-Interest Income Non-Interest Income / Op. Rev. Fiduciary Activities 34% Service Charges 8% Other Service Income 9% Interchange Income 21% BOLI 7% Other Fee Income 21% (2)

Disciplined Approach to Managing Operating Expenses P A R K N A T I O N A L C O R P O R A T I O N 19 Efficiency Ratio & Non-interest Expense Non-interest Expense Composition (YTD) Note: Financial data as of September 30, 2024 unless otherwise noted. (Dollars in millions) • Significant investment in people, processes, and technology over the last two years. • Well positioned for growth. • Significant spend over last couple of years to prepare for crossing $10 billion. • Engaged Promontory to help with a framework for investments in Enterprise Risk Management, Compliance and Operating efficiency. • Includes investments in digital, data science and customer experience to position well for growth. $286.6 $283.5 $298.0 $309.2 $238.1 62.8% 61.3% 61.2% 65.9% 61.4% 2020 2021 2022 2023 2024Q3 Non-interest Expense Efficiency Ratio Salaries & Benefits 59% Occupancy 4% FF&E 3% Data Processing 13% Professional Fees 9% Insurance 2% Other Non- interest Expense 10%

High Quality Capital Structure 99% of Park’s Tier 1 Capital is Common Equity P A R K N A T I O N A L C O R P O R A T I O N 20 Common Equity Tier 1 Trust Preferred Receives full Tier 1 Capital treatment Subordinated Notes and Allowance for Credit Losses Tier 1 Capital $1,124.4 million Tier 2 Capital $267.9 million *Subdebt coupon rate is 4.50% and the first call date is 9/1/2025. Note: Financial data as of September 30, 2024 unless otherwise noted. ACL $93.4 Subdebt* $174.5 Trust Preferred $15.0 Common Equity Tier 1 $1,109.4 1 Regulatory Capital at September 30, 2024 (Dollars in millions)

Robust Capital Ratios P A R K N A T I O N A L C O R P O R A T I O N 21 (1) Adequately capitalized thresholds plus capital conservation buffer of 2.5%. (2) Current quarter peer median data not available, prior quarter was utilized. Regional Peer Group was used, as defined in the 2024 proxy. Note: All ratios presented are as of the end of the period. Note: Financial data as of September 30, 2024 unless otherwise noted. Tier 1 Leverage Ratio Common Equity Tier 1 Ratio Tier 1 Risk-based Capital Ratio Total Risk-based Capital Ratio Regulatory Minimums(1) (1) (1) (1) (1) Peer Median Data(2) 9.6% 9.8% 9.9% 10.7% 11.4% 4.0% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 2020Q4 2021Q4 2022Q4 2023 Q4 2024 Q3 11.7% 12.4% 12.6% 12.8% 13.2% 7.0% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 2020Q4 2021Q4 2022Q4 2023 Q4 2024 Q3 11.9% 12.6% 12.8% 13.0% 13.3% 8.5% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 2020Q4 2021Q4 2022Q4 2023 Q4 2024 Q3 15.4% 16.1% 16.1% 16.2% 16.5% 10.5% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% 16.0% 17.0% 2020Q4 2021Q4 2022Q4 2023 Q4 2024 Q3

High-Quality and Diversified Loan Portfolio


Leases
0%
Commercial, Financial, and Agricultural
17%
Consumer
25%
Commercial Real Estate
25%
Residential Real Estate
28%
Construction Real Estate
5%

Total Loan Portfolio: $7.7B
QTD Yield on Loans: 6.24%

- Park has a well-secured loan portfolio with geographic and asset class diversity.
- Out-of-market portfolio is largely limited to specialty lending, which has conservative underwriting and is subject to intensive loan monitoring.
- 48% of the loan portfolio has fixed interest rates with a weighted average contractual life of 84 months; the remaining 52% of the portfolio consists of variable rate loans with a weighted average reprice of 30 months.
- Included in commercial, financial, and agricultural loans were loans originated through two specialty business lines:
  - $307.9 million in loans originated through Scope Leasing, Inc.
  - $384.8 million in structured finance loans.
- 2% of total loans were agriculture related[(1)].
- 36% of commercial real estate loans were owner-occupied.
- $229.4 million of commercial real estate loans were fully or partially collateralized by non-owner-occupied office space. Of this amount, $227.8 million were accruing.

(1) Agriculture related loans include farm loans and agricultural production loans.
Note: Financial data as of September 30, 2024 unless otherwise noted.

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PARK NATIONAL CORPORATION

2024 2025 2026 2027 2028 2029+ Total $1,175,300 $391,951 $270,620 $242,857 $332,478 $537,353 ≥3% $4,111 $124,077 $125,963 $21,582 $5,032 $36,595 <3% $1,171,188 $267,874 $144,658 $221,275 $327,445 $500,758 $- $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 Commercial Loan Repricing Rate Shock by Year <3% ≥3% 32% 11% 11% 10% 13% 23% Commercial Loan Repricing or Maturing by Year 2024 2025 2026 2027 2028 2029+ Commercial Loan Repricing P A R K N A T I O N A L C O R P O R A T I O N In Thousands 23 Note: Financial data as of September 30, 2024

13% 16% 12% 11% 15% 33% CRE Loan Repricing or Maturing by Year 2024 2025 2026 2027 2028 2029+ 2024 2025 2026 2027 2028 2029+ Total $228,166 $262,653 $188,115 $164,997 $228,141 $389,557 ≥3% $2,165 $71,735 $74,079 $14,071 $2,344 $28,117 <3% $226,001 $190,918 $114,036 $150,926 $225,797 $361,440 $- $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 $400,000 CRE Loan Repricing Rate Shock by Year <3% ≥3% CRE Loan Repricing P A R K N A T I O N A L C O R P O R A T I O N In Thousands 24 Note: Financial data as of September 30, 2024

Installment Lending Portfolio P A R K N A T I O N A L C O R P O R A T I O N 25 Note: Financial data as of September 30, 2024 • Park National Bank’s installment portfolio includes $1.8B of indirect loans and $187MM of direct loans. • Balances have steadily increased since first exceeding $1B in 2017. Pre-2019 2019 2020 2021 2022 2023 2024 Total Total 47,718,376 46,374,521 146,600,946 233,629,023 479,581,758 510,647,242 502,961,755 1,967,513,622 Premier (FICO 780+) 17,767,317 24,220,517 82,920,706 123,866,581 257,809,459 256,805,693 262,074,485 1,025,464,758 A+ (FICO 740 - 779) 13,440,615 12,909,156 36,419,967 61,604,030 127,313,082 137,456,663 133,148,985 522,292,499 A (FICO 710 - 739) 9,654,367 7,201,075 20,279,480 34,091,993 69,056,021 81,293,557 73,006,961 294,583,454 B (FICO 680 - 709) 5,042,618 1,635,154 5,696,958 11,542,801 21,036,420 28,176,930 27,874,878 101,005,759 C or D (FICO < 680) 1,813,460 408,618 1,283,835 2,523,618 4,366,776 6,914,399 6,856,446 24,167,152 - 100,000,000 200,000,000 300,000,000 400,000,000 500,000,000 600,000,000 700,000,000 800,000,000 ($ in 0 00 s) Installment Loan Balances by Origination Year/Credit Tier 52.12% 26.55% 14.97% 5.13% 0.69% 0.54% Installment Loan Portfolio by Credit Tier Premier (FICO 780+ A+ (FICO 740 - 779) A (FICO 710 - 739) B (FICO 680 - 709) C (FICO 641 - 679) D (FICO < 640)

Installment Lending Portfolio (continued) P A R K N A T I O N A L C O R P O R A T I O N 26 Note: Financial data as of September 30, 2024. Pre-2019 2019 2020 2021 2022 2023 2024 Total All Other 5,531,332 681,510 2,196,417 3,307,511 3,884,278 8,736,367 11,146,585 35,484,000 Watercraft 8,225,278 5,066,127 13,065,756 13,445,255 20,835,751 18,383,486 18,275,575 97,297,229 RVs 32,153,436 16,753,333 55,521,566 78,232,309 124,369,876 92,227,816 70,021,608 469,279,944 Auto 1,808,330 23,873,551 75,817,207 138,643,949 330,491,852 391,299,573 403,517,986 1,365,452,450 Total 47,718,376 46,374,521 146,600,946 233,629,023 479,581,758 510,647,242 502,961,755 1,967,513,622 - 100,000,000 200,000,000 300,000,000 400,000,000 500,000,000 600,000,000 700,000,000 800,000,000 ($ in 0 00 s) Installment Loan Balances by Origination Year/Collateral Type

Specialty Lending • Park has successfully operated in the specialty finance area for many years, specifically focusing on turbo-prop and light jets and structured finance lending to non-bank consumer finance companies. Net charge-offs in specialty lending have not materially impacted Park’s overall net charge-off rates over the last 10 years. • Park acquired Scope Leasing, Inc. in the mid-1990’s. Scope follows the same conservative underwriting posture as the commercial loan portfolio. Its lending team has years of industry experience and maintains a narrow focus as to acceptable aircraft underlying loans. Scope had loans of $307.9 million, or 3.98% of total loans, outstanding as of September 30, 2024. Scope offers aircraft loans from $200,000 to $5 million to individuals, small businesses, and major corporations across the country. • Park entered the structured finance lending business in 2008. It features a traditional asset-based lending line of business with daily cash collections, periodic customer audits, and an attractive risk/reward dynamic. The structured finance loans consist of loans to non-bank consumer finance companies throughout the nation. These asset-based loans are collateralized by cash flows from individuals, typically from auto loans financed by the non-bank consumer finance company. These loans have conservative underwriting and are subject to intensive loan monitoring. Structured finance loans represented $384.8 million, or 4.98% of total loans, outstanding as of September 30, 2024. P A R K N A T I O N A L C O R P O R A T I O N 27 Note: Financial data as of September 30, 2024 unless otherwise noted. Structured Finance 4.98% Scope Aircraft Finance 3.98% All Other Loans 91.04%

Healthy Allowance Levels Safeguard Shareholders’ Equity P A R K N A T I O N A L C O R P O R A T I O N 28 Allowance / Total LoansOverview • Allowance for credit losses was 1.13% of total loans as of September 30, 2024. • Conservative classification of commercial loans and prudent identification of problem credits. • Adopted CECL 1/1/2021. Provision / Net Charge-Offs (1) (1) Park was in a net recovery position for the fiscal years ended December 31, 2020 and 2021. $ in thousands Net Charge-Off (Recovery) 2024 YTD 7,116$ FY 2023 4,921 FY 2022 2,375 FY 2021 (3,348) FY 2020 (16,942) $7,178 $6,871 $7,142 $7,476 $7,731 1.19% 1.21% 1.20% 1.12% 1.13% 2020 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q3 (Dollars in millions) Total Loans ACL / Loans – – 1.9x 0.6x 1.5x FY 2020 FY 2021 FY 2022 FY 2023 2024 YTD

Stable Asset Quality P A R K N A T I O N A L C O R P O R A T I O N 29 Net Charge-Offs / Average Loans Classified Loans(2) / Tier 1 Capital + ACL Overview • Conservative underwriting and strong asset quality. • Of the $68.0 million in nonaccrual loans, $45.3 million, or about 67%, were current with contractual payments at September 30, 2024. NPAs / Total Assets (1) (1) NPAs exclude accruing troubled debt restructuring loans and loans 90+ days past due. (2) Classified loans are defined as those rated substandard or individually evaluated, excluding accruing purchase credit deteriorated (PCD) loans associated with the acquisitions of NewDominion Bank and CAB Financial Corporation. 1.31% 0.80% 0.82% 0.62% 0.70% 2020Q4 2021Q4 2022Q4 2023Q4 2024Q3 (0.24%) (0.05%) 0.03% 0.07% 0.13% (0.70%) (0.20%) 0.30% 0.80% 1.30% 1.80% 2021Y 2022Y 2022Y 2023Y 2024Q2 11.25% 7.27% 7.27% 4.25% 4.66% 2020Q4 2021Q4 2022Q4 2023Q4 2024Q3

Stable, Low-Cost Core Deposits P A R K N A T I O N A L C O R P O R A T I O N 30 • With minimal reliance on costly time deposits and a relatively high level of non-interest bearing deposits, Park has cultivated a loyal and low-cost source of funds. • Non-interest bearing deposits represented 31% of total deposits. • Public funds made up $1.6 billion, or approximately 19%, of total deposits. • Uninsured deposits totaled approximately $1.4 billion, or 16.9% of total deposits. This $1.4 billion included $413 million of deposits which were over $250,000, but were fully collateralized by Park’s investment securities portfolio. Total Deposits: $8.2 billion QTD Cost of Interest Bearing Deposits: 2.06% QTD Cost of Total Deposits: 1.43% Non-CD/Brokered Deposits over Total Deposits: 90% Note: Financial data as of September 30, 2024 unless otherwise noted. Non-interest Bearing 31% Transaction 26% Savings 33% Brokered Deposits 1% CDs 9%

High Quality Securities Portfolio



States & Political Subdivisions 18%
Collateralized Loan Obligations 30%
Corporate Debt Securities 2%
Agency Mortgage-Backed Securities 50%

QTD Yield on Securities: 3.74%
Total Debt Securities: $1.1 billion

- Park's investment securities portfolio is highly rated[(1)]:
  - 75% are AAA rated or Agency Backed
  - 23% are AA+, AA, AA- or A- rated
  - 2% are BBB, BBB- or Not Rated
- 30% of the portfolio is floating rate.
- All mortgage-backed securities and collateralized mortgage obligations are U.S. government agency issued, and are primarily collateralized by 15-year residential mortgage loans.
- All state and political subdivision securities are investment grade rated, many with credit enhancements.
- The expected weighted average life of Park's investment securities portfolio was 4.57 years at September 30, 2024.
- $550 million of the securities portfolio is unpledged.
- Park had a net unrealized loss on securities of $62.7 million, or 5.5% of the portfolio, at September 30, 2024.
- Park did not hold any held-to-maturity securities at September 30, 2024.

(1) Securities portfolio ratings as of September 30, 2024.
Note: Financial data as of September 30, 2024 unless otherwise noted

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PARK NATIONAL CORPORATION

Historical Borrowing Position Overall borrowings remain historically low, which has been a key driver of our ability to maintain a favorable funding position relative to peers through the current cycle. *Includes FHLB advances, Brokered Deposits and Brokered Repurchase Agreements. 0% 3% 6% 9% 12% 15% 18% 21% 24% - 200,000,000 400,000,000 600,000,000 800,000,000 1,000,000,000 1,200,000,000 1,400,000,000 1,600,000,000 Brokered Repurchase Agreements Brokered Deposits FHLB Advances FHLB Borrowings and Brokered Deposits/Repurchase Agreements as % of Total Liabilities 32 Note: Financial data as of September 30, 2024 unless otherwise noted. P A R K N A T I O N A L C O R P O R A T I O N

79% 81% 83% 83% 84% 83% 83% 83% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Insured Collateralized Exposed Insured Deposits Trend Uninsured deposits were largely unchanged QoQ and continue to represent a reasonable level of exposure to the overall balance sheet relative to available funding capacities. 33 Note: Financial data as of September 30, 2024 unless otherwise noted. P A R K N A T I O N A L C O R P O R A T I O N

P A R K N A T I O N A L C O R P O R A T I O N Appendix

Reconciliation of Non-GAAP Financial Measures

Reconciliation of Average Shareholders' Equity to Average Tangible Equity

	For the Twelve Months Ended				For the Three Months Ended					For the Nine Months Ended
	12/31/2020	12/31/2021	12/31/2022	12/31/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	9/30/2024
Average Shareholders' Equity	$ 1,009,102	$ 1,065,460	$ 1,076,879	$ 1,097,143	$ 1,102,677	$ 1,103,726	$ 1,158,184	$ 1,171,347	$ 1,210,565	$ 1,180,143
Less: Average Goodwill and Other Intangible Assets	170,031	167,993	166,337	164,960	164,801	164,466	164,137	163,816	163,509	163,820
Average Tangible Equity	**$ 839,071**	**$ 897,467**	**$ 910,542**	**$ 932,183**	**$ 937,876**	**$ 939,260**	**$ 994,047**	**$ 1,007,531**	**$ 1,047,056**	**$ 1,016,323**

Reconciliation of Total Shareholders' Equity to Tangible Equity

	As of				As of				
	12/31/2020	12/31/2021	12/31/2022	12/31/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024
Total Shareholders' Equity	$ 1,040,256	$ 1,110,759	$ 1,069,226	$ 1,145,293	$ 1,085,564	$ 1,145,293	$ 1,161,979	$ 1,183,257	$ 1,239,413
Less: Goodwill and Other Intangible Assets	168,855	167,057	165,570	164,247	164,581	164,247	163,927	163,607	163,320
Tangible Equity	**$ 871,401**	**$ 943,702**	**$ 903,656**	**$ 981,046**	**$ 920,983**	**$ 981,046**	**$ 998,052**	**$ 1,019,650**	**$ 1,076,093**

Reconciliation of Total Assets to Tangible Assets

	As of				As of				
	12/31/2020	12/31/2021	12/31/2022	12/31/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024
Total Assets	$ 9,279,021	$ 9,560,254	$ 9,854,993	$ 9,836,453	$ 10,000,914	$ 9,836,453	$ 9,881,077	$ 9,919,783	$ 9,903,049
Less: Goodwill and Other Intangible Assets	168,855	167,057	165,570	164,247	164,581	164,247	163,927	163,607	163,320
Tangible Assets	**$ 9,110,166**	**$ 9,394,684**	**$ 9,690,746**	**$ 9,672,206**	**$ 9,836,333**	**$ 9,672,206**	**$ 9,717,150**	**$ 9,756,176**	**$ 9,739,729**

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PARK NATIONAL CORPORATION

Reconciliation of Non-GAAP Financial Measures (continued)

Reconciliation of Fully Taxable Equivalent Net Interest Income to Net Interest Income

	For the Twelve Months Ended				For the Three Months Ended					For the Nine Months Ended
	12/31/2020	12/31/2021	12/31/2022	12/31/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	9/30/2024
Interest Income	$ 357,720	$ 345,853	$ 378,247	$ 471,670	$ 120,889	$ 125,206	$ 126,640	$ 128,904	$ 133,808	$ 389,352
Fully Taxable Equivalent Adjustment	2,866	2,911	3,541	3,726	1,042	838	616	605	594	1,815
Fully Taxable Equivalent Interest Income	$ 360,586	$ 348,764	$ 381,788	$ 475,396	$ 121,931	$ 126,044	$ 127,256	$ 129,509	$ 134,402	$ 391,167
Less: Interest Expense	30,090	15,960	31,188	98,557	26,620	30,132	31,017	31,067	32,694	94,778
Fully Taxable Equivalent Net Interest Income	**$ 330,496**	**$ 332,804**	**$ 350,600**	**$ 376,839**	**$ 95,311**	**$ 95,912**	**$ 96,239**	**$ 98,442**	**$ 101,708**	**$ 296,389**

Reconciliation of Pre-Tax, Pre-Provision Net Income

	For the Twelve Months Ended				For the Three Months Ended					For the Nine Months Ended
	12/31/2020	12/31/2021	12/31/2022	12/31/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	9/30/2024
Net Income	$ 127,923	$ 153,945	$ 148,351	$ 126,734	$ 36,917	$ 24,500	$ 35,204	$ 39,369	$ 38,217	$ 112,790
Plus: Income Taxes	26,722	34,290	32,108	26,870	8,837	5,241	7,211	8,960	8,431	24,602
Plus: Provision for (Recovery of) Credit Losses	12,054	(11,916)	4,557	2,904	(1,580)	1,809	2,180	3,113	5,315	10,608
Pre-Tax, Pre-Provision Net Income	**$ 166,699**	**$ 176,319**	**$ 185,016**	**$ 156,508**	**$ 44,174**	**$ 31,550**	**$ 44,595**	**$ 51,442**	**$ 51,963**	**$ 148,000**

Calculation of Allowance for Credit Losses / Loans

	For the Twelve Months Ended				For the Three Months Ended				
	12/31/2020	12/31/2021	12/31/2022	12/31/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024
Allowance for Credit Losses	$ 85,675	$ 83,197	$ 85,379	$ 83,745	$ 84,602	$ 83,745	$ 85,084	$ 86,575	$ 87,237
Loans	7,177,785	6,871,122	7,141,891	7,476,221	7,349,745	7,476,221	7,525,005	7,664,377	7,730,984
Allowance for Credit Losses / Loans	**1.19%**	**1.21%**	**1.20%**	**1.12%**	**1.15%**	**1.12%**	**1.13%**	**1.13%**	**1.13%**

**Tangible book value = Tangible equity divided by common shares outstanding at period end. Tangible equity equals total shareholders' equity less goodwill and other intangible assets, in each case at the end of the period.*

**Return on Average Tangible Equity = Net income for each period divided by average tangible assets during the period. Average tangible assets equal average assets less average goodwill and other intangible assets, in each case during the applicable period.*

**Efficiency ratio is calculated by dividing total other expense by the sum of fully taxable equivalent net interest income and other income. Fully taxable equivalent net interest income reconciliation is shown assuming a 21% corporate federal income tax rate.*

**Net interest margin is calculated on a fully taxable equivalent basis by dividing fully taxable equivalent net interest income by average interest earning assets, in each case during the applicable period.*

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PARK NATIONAL CORPORATION

Park National Corporation P A R K N A T I O N A L C O R P O R A T I O N